UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 6, 2006

CENTURY REALTY TRUST

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	0-7716 (Commission File Number)	35-1284316 (I.R.S. Employer Identification No.)

823 Chamber of Commerce Building, Indianapolis, Indiana (Address of Principal Executive Offices)		46204 (Zip Code)

(317) 632-5467

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On September 6, 2006, the Registrant and its subsidiaries entered into a Sixth Amendment to Asset Purchase Agreement with Buckingham Properties, Inc.  Under the Asset Purchase Agreement, Buckingham agreed to purchase substantially all of the Registrant’s assets.  Pursuant to the Fourth Amendment to the Asset Purchase Agreement, the Registrant’s Carmel Industrial Property, which had been included as an asset to be sold in the purchase transaction, was excluded from the purchase transaction and was to be retained by the Registrant.  Under the Sixth Amendment, the Carmel Industrial Property is again included in the properties being sold to Buckingham, although at a discount of $75,000 from the original allocation of the purchase price for the Registrant’s properties.

Under the Sixth Amendment, the aggregate purchase price for the Registrant’s properties will therefore be $59,575,000, an increase of $1,475,000 representing the value allocable to the Carmel Industrial Property.

Background of the Sixth Amendment

The Registrant and Buckingham entered into the Fourth Amendment to the Asset Purchase Agreement removing the Carmel Industrial Property from the properties to be sold to Buckingham after environmental testing at the property in April and May 2006 indicated ground water contamination. The parties attempted to negotiate a reduced purchase price for the Carmel Industrial Property, but were unable to agree on a price.

Subsequent to the execution of the Fourth Amendment to the Asset Purchase Agreement, the Registrant had additional environmental testing conducted at the Carmel Industrial Property. The results of that testing indicated that the contamination detected in earlier testing was not as extensive as the parties feared. The Registrant engaged its investment bankers to seek a new buyer for the Carmel Industrial Property, and continued negotiations with Buckingham to include the Carmel Industrial Property among the properties being purchased by Buckingham. No other bids comparable to the purchase price agreed upon with Buckingham were received. On September 6, 2006, the Board of Trustees of the Registrant approved the execution of the Sixth Amendment.

Use of Proceeds

The additional proceeds of the purchase price for the sale of the Registrant’s properties to Buckingham resulting from the inclusion of the Carmel Industrial Property will be available for distribution to the shareholders of the Trust upon its liquidation after closing.

The Carmel Industrial Property

The Carmel Industrial Property is a commercial property of 38,000 square feet located in Carmel, Indiana. The Carmel Industrial Property was appraised at a value of $1,550,000 on April 26, 2005. It is not subject to any mortgage and may be sold by the Trust without any approvals by any third party.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not applicable.

(b)

Not Applicable

(c)

Not Applicable

(d)

Exhibits

2

Sixth Amendment, dated September 6, 2006 to Asset Purchase Agreement, dated March 17, 2006, among Buckingham Properties, Inc., the Registrant and its subsidiaries.

______________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY REALTY TRUST

Date:  September 11, 2006

By:    /s/David F. White

         Name:

David F. White

         Title:

Chief Financial Officer